Vonage Appoints IBM’s Jay Bellissimo Chief Operating Officer

HOLMDEL, N.J., January 14, 2021 -- Vonage (Nasdaq: VG), a global leader in cloud communications helping businesses accelerate their digital transformation, today announced it has appointed Jay Bellissimo as Chief Operating Officer, effective January 19, 2021. Bellissimo will report to Rory Read, Vonage Chief Executive Officer.
In this role, Bellissimo will be responsible for leading sales and operations globally, including Vonage’s go-to-market strategy and execution across its portfolio of API, Unified Communications and Contact Center products. He will focus on driving market share and revenue growth, and deepening relationships with customers and partners to advance the Company’s leadership position in cloud communications.
“I am delighted to welcome Jay to Vonage. He is a recognized leader in business strategy and transformation, with demonstrated results in driving revenue and go-to-market execution,” said Rory Read, Vonage Chief Executive Officer. “Jay has deep knowledge and operational expertise in software-as-a-service, Artificial Intelligence (AI) and Cognitive and Cloud technology and solutions, with a proven track record of helping organizations accelerate digital and business transformation efforts by moving to the cloud. He will play an integral role in helping Vonage enable next generation communications that are more flexible, intelligent and personal, empowering our customers and partners to do what is next and stay ahead.”
With more than 30 years of experience in the technology industry, Bellissimo joins Vonage from IBM, where he most recently served as General Manager of IBM U.S. Public and Federal Market. In this role, he was responsible for a multi-billion dollar portfolio spanning three industries - Healthcare and Life Sciences, Government and Education, and Defense and Intelligence. He was also a member of IBM’s Performance Team, Client Experience Team and Acceleration Team, which focus on the company’s short- and long-term strategies for growth.
“Vonage is uniquely positioned to address the seismic shift businesses have experienced in their need for digital transformation and the ability to use technology to connect in new and groundbreaking ways,” Bellissimo said. “There is a tremendous opportunity to leverage the robust Vonage portfolio with emerging cloud technologies and continued innovation to deliver the kind of customer experience that is changing the world. This is an exciting time for the Company. I am thrilled to join the team and to be a part of Vonage’s next era of growth.”
Previously, Bellissimo was the Global General Manager, Cognitive Process Transformation, IBM Global Services, where he was responsible for designing and delivering innovative solutions that reimagine the way work gets done by leveraging AI, Blockchain, Big Data, IoT and Analytics. Earlier, he was General Manager and Chief Revenue Officer of the Watson & Cloud Platform, responsible for all revenue-facing activities, operations and go-to-market across IBM’s core cognitive and cloud based technologies.

Bellissimo held multiple executive roles during his tenure at IBM including; Leader of IBM’s Global SAP Consulting Business and Global Business Services in the Aerospace & Defense and Communications Sectors, including the Media and Entertainment, Telco, and Energy/Utilities industries; and Leader of IBM’s Global Business Services business for Latin America based in Sao Paulo, Brazil.
Bellissimo holds a B.A. in Political Science from St. Michael’s College. He serves on the Advisory Board of the Center of Innovation & Entrepreneurship at Claremont McKenna College.

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About Vonage
Vonage (Nasdaq:VG), a global cloud communications leader, helps businesses accelerate their digital transformation. Vonage's Communications Platform is fully programmable and allows for the integration of Video, Voice, Chat, Messaging and Verification into existing products, workflows and systems. Vonage's fully programmable unified communications and contact center applications are built from the Vonage platform and enable companies to transform how they communicate and operate from the office or anywhere, providing enormous flexibility and ensuring business continuity.
Vonage Holdings Corp. is headquartered in New Jersey, with offices throughout the United States, Europe, Israel, Australia and Asia. To follow Vonage on Twitter, please visit twitter.com/vonage. To become a fan on Facebook, go to facebook.com/vonage. To subscribe on YouTube, visit youtube.com/vonage.
Media Contact: Jo Ann Tizzano, 732.365.1363, joann.tizzano@vonage.com
Investor Contact: Hunter Blankenbaker, 732.444.4926, hunter.blankenbaker@vonage.com